UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): October 21, 2005

DEVCON INTERNATIONAL CORP.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-07152	59-0671992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 East Newport Center Drive, Suite 201

Deerfield Beach, Florida 33442

(Address of principal executive office)

Registrant’s telephone number, including area code: (954) 429-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

The slides and additional financial information attached as Exhibit 99.1 to this Form 8-K are being included in the annual stockholder meeting presentation of Devcon International Corp. (the “Registrant”) held on October 21, 2005. This exhibit is incorporated herein by reference.

This presentation may contain forward-looking statements within the meaning of the private securities litigation reform act, as amended. Forward-looking statements, including projections and anticipated levels of future performance, involve risks and uncertainties which may cause actual results to differ materially from those discussed herein. Investors are urged to review the Registrant’s filings with the Securities and Exchange Commission and the Registrant’s press releases from time to time for details of these risks and uncertainties. The Registrant does not assume any obligation to update these forward-looking statements.

The information in this report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD. The furnishing of these slides and additional financial information is not intended to, and does not, constitute a determination or admission by the Registrant that the information in the slides is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Registrant.

The information in this Form 8-K and the Exhibit attached hereto shall be deemed “furnished” and not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any Registrant filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	Presentation to be given on October 21, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVCON INTERNATIONAL CORP.

Dated: October 21, 2005	By:	/s/ STEPHEN J. RUZIKA
Stephen J. Ruzika
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Presentation to be given on October 21, 2005